                                                                  EXHIBIT h.9(e)

                         STATE FILING SERVICES AGREEMENT


     THIS AGREEMENT is made as of the 3rd day of August, 1998 by and between The Variable Annuity Life Insurance Company ("VALIC"), a Texas life insurance company, and Automated Business Development Corporation ("ABD"), a Massachusetts corporation on behalf of ClearSky ("ClearSky"), a division of ABD.

                                   WITNESSETH:

     WHEREAS, VALIC has been retained to provide certain services to those investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which, together with any portfolio series or class thereof, are identified on Schedule A to this Agreement (the "Funds"); and

     WHEREAS, VALIC wishes to retain ClearSky to provide certain administration services with respect to the Funds, which services have been previously provided by VALIC, and ClearSky is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. VALIC hereby appoints ClearSky to provide certain administration services to the Funds for the period and on the terms set forth in this Agreement. ClearSky accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 4 of this Agreement. In the event that VALIC decides to add one or more new portfolio series or classes to a Fund, with respect to which it wishes to retain ClearSky to provide services hereunder, VALIC shall notify ClearSky in writing. If ClearSky is willing to render such services, it shall notify VALIC in writing of any terms and compensation that differ from the provisions of this Agreement, and upon acceptance by VALIC, such company, portfolio or class shall become a Fund hereunder.

     2. Delivery of Documents. VALIC will furnish ClearSky with copies of each of the following:

     (a) A listing of all jurisdictions in which each Fund is lawfully available for sale as of the date of this Agreement and in which VALIC desires ClearSky to effect such notice filing;

     (b) Each Fund's most recent Post-Effective Amendment under the Securities Act of 1933 and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto; and

     (c) Each Fund's most recent prospectus and statement of additional information and all amendments and supplements thereto (the "Prospectus").

     VALIC will furnish ClearSky from time to time with copies of all amendments of or supplements to the foregoing, if any.

     3. Services and Duties. Subject to the supervision and control of VALIC, ClearSky undertakes to perform the following specific services:

     (a) Effecting and maintaining, as the case may be, the qualification of shares of the Funds for sale under the securities laws of the jurisdictions indicated for each Fund on the list furnished to ClearSky pursuant to Paragraph 2(a) of this Agreement;

     (b) Filing with each appropriate jurisdiction, as required, the appropriate materials relating to the Funds, such filings to be made promptly after receiving such materials from VALIC: Post Effective Amendments to the Funds' Registration Statements; definitive copies of the Funds' Prospectuses and Statements of Additional Information and any Supplements thereto; and Notices of Special Meetings of Shareholders and related Proxy materials which propose the merger, reorganization or liquidation of a Fund;

     (c) Conveying to VALIC any comments received on such filings and, if desired by VALIC, responding to such comments in such manner as authorized by VALIC; and

     (d) In connection with the foregoing, receiving limited power of attorney on behalf of the Funds to sign all Blue Sky filings and other related documents.

     Subject to payment to ClearSky in advance, ClearSky will remit to the respective jurisdictions notice filing fees for the shares of any Fund, and any fees for qualifying or continuing the qualification of any Fund. VALIC will, from time to time as specifically agreed between the parties, wire transfer funds to ClearSky for the payment of said fees payable pursuant to this provision promptly upon request by ClearSky. ClearSky will request the funds necessary for the payment of fees ten business days in advance of the date the fees become due, whenever possible. Upon receipt of the funds by ClearSky, it will issue checks for the payment of fees.

     In performing its duties under this Agreement, ClearSky will act in accordance with the instructions and directions of VALIC.

     VALIC will provide ClearSky, upon notification by ClearSky of the appropriate number of copies of each document, all documents which must be filed pursuant to this provision.

     4. Compensation. For the services provided by ClearSky under this Agreement, VALIC will pay to ClearSky a monthly fee based upon the number of state securities notice filings (permits). The fee shall be based upon the rate of $143,352.00 per year and billed monthly in arrears; provided that, during any period in which ClearSky provides the same or substantially similar ongoing state registration services to any other entity at a lower rate, ClearSky shall charge VALIC no more than the lowest such rate then in effect.
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     5. Limitations of Liability and Indemnification. ClearSky shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or VALIC in connection with the matters to which this Agreement relates, so long as it acts in good faith and with due diligence and is not negligent or guilty of any willful misconduct. Without in any way limiting the foregoing, ClearSky shall have no liability for failing to file on a timely basis any material to be provided by VALIC that it has not received on a timely basis from VALIC; ClearSky shall have no responsibility to review the accuracy or adequacy of materials it receives from VALIC for filing or bear any liability arising out of the timely filing of such materials.

     VALIC agrees and acknowledges that ClearSky has not prior to the date hereof assumed, and will not assume, any obligations or liabilities arising out of the conduct of VALIC prior to the date hereof of those duties which ClearSky has agreed to perform pursuant to this Agreement. VALIC further agrees to indemnify ClearSky against any losses, claims, damages or liabilities to which ClearSky may become subject in connection with the conduct by VALIC of such duties prior to the date hereof.

     VALIC represents and warrants to ClearSky that as of the date hereof each Fund is lawfully eligible for sale in each jurisdiction indicated for such Fund on the list furnished to ClearSky pursuant to Paragraph 2(a) of this Agreement.

     6. Service to Other Companies or Accounts. VALIC understands that the persons employed by ClearSky to assist in the performance of ClearSky's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of ClearSky or any affiliate of ClearSky to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     7. Notices. Any notice or other instrument or materials authorized or required by this Agreement to be given in writing to VALIC or to ClearSky shall be sufficiently given if addressed to such party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

         TO VALIC:
         VALIC
         2929 Allen Parkway
         Suite L4-01
         Houston, DC 77019
         Attention: Ms. Nori L. Gabert

         TO ClearSky:
         ClearSky
         529 Main Street
         Schrafft Center Annex
         Boston, MA 02129
         Attention: Elizabeth A. Nystedt

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     8. Files. All files maintained by ClearSky with respect to the Funds shall be the property of VALIC and shall be returned to VALIC at the termination of this Agreement or as mutually agreeable to ClearSky and VALIC.

     9. Duration and Termination. This Agreement shall continue thereafter until termination by VALIC or ClearSky on 60 days written notice.

     10. Conversion. There will be no charge for system conversion provided VALIC allow ClearSky to administrate complete Blue Sky filing services for a period of at least six months. In the event VALIC terminates this Agreement prior to this six month obligation, a one time conversion fee equivalent to $10/permit shall be applied.

     11. Amendment to this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought

     12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     13. Confidentiality. ClearSky agrees to maintain all information about VALIC and the Funds that ClearSky acquires pursuant to this Agreement in confidence, and ClearSky agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of VALIC.

     14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constructions or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date and year first above written.


Attest:                            The Variable Annuity Life Insurance Company


/s/ NORI A. GABERT                 /s/ CYNTHIA TOLES
-----------------------------      -------------------------------------------

Attest:                              Automated Business
                                        Development Corporation

NOT LEGIBLE                           NOT LEGIBLE
-----------------------------     --------------------------------------------

                             AMENDMENT TO SCHEDULE A
                           (Effective October 7, 1998)

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2

SERIES                                                         CLASSES OFFERED

American General S&P 500 Index Fund                                A,B
American General Mid Cap Index Fund                                A,B
American General Small Cap Index Fund                              A,B
American General Municipal Bond Fund                               A,B
American General Municipal Money Market Fund                       A,B
American General Small Cap Value Fund                              A,B,I,II
American General Mid Cap Growth Fund                               A,B,I,II
American General International Value Fund                          A,B,I,II
American General Domestic Bond Fund                                A,B,I,II
American General Balanced Fund                                     A,B,I,II
American General Large Cap Growth Fund                             A,B,I,II
American General Small Cap Growth Fund                             A,B,I,II
American General Mid Cap Value Fund                                A,B,I,II
American General Large Cap Value Fund                              A,B,I,II
American General International Growth Fund                         A,B,I,II
American General Money Market Fund                                 A,B,I,II
American General Socially Responsible Fund                         A,B,I,II
American General Growth Lifestyle Fund                             A,B,I,II
American General Moderate Growth Lifestyle Fund                    A,B,I,II
American General Conservative Growth Lifestyle Fund                A,B,I,II
American General Core Bond Fund                                    A,B,I,II
American General High Yield Bond Fund                              A,B,I,II
American General Strategic Bond Fund                               A,B,I,II



Accepted:


The Variable Annuity Life Insurance Company


By:   /s/ CYNTHIA TOLES
      ----------------------------------------------------------
Name: Cynthia Toles
      ----------------------------------------------------------
Its:  Senior Vice President, General Counsel and Secretary
      ----------------------------------------------------------


Automated Business Development Corporation


By: /s/ ELIZABETH A. NYSTEDT
   ------------------------------------
Name: Elizabeth A. Nystedt
     ----------------------------------
Its: Director
    -----------------------------------

                                    FORM OF
                             AMENDMENT TO SCHEDULE A
                            (EFFECTIVE MARCH 1, 2000)

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2

SERIES                                                        CLASSES OFFERED
------                                                        ---------------

American General Stock Index Fund                             A, B
American General Mid Cap Index Fund                           A, B
American General Small Cap Index Fund                         A, B
American General Municipal Bond Fund                          A, B
American General Municipal Money Market Fund                  A, B
American General Science & Technology Fund                    A, B, I
American General Small Cap Value Fund                         A, B, I, II
American General Mid Cap Growth Fund                          A, B, I, II
American General International Value Fund                     A, B, I, II
American General Domestic Bond Fund                           A, B, I, II
American General Balanced Fund                                A, B, I, II
American General Large Cap Growth Fund                        A, B, I, II
American General Small Cap Growth Fund                        A, B, I, II
American General Mid Cap Value Fund                           A, B, I, II
American General Large Cap Value Fund                         A, B, I, II
American General International Growth Fund                    A, B, I, II
American General Money Market Fund                            A, B, I, II
American General Socially Responsible Fund                    A, B, I, II
American General Growth Lifestyle Fund                        A, B, I, II
American General Moderate Growth Lifestyle Fund               A, B, I, II
American General Conservative Growth Lifestyle Fund           A, B, I, II
American General Core Bond Fund                               A, B, I, II
American General High Yield Bond Fund                         A, B, I, II
American General Strategic Bond Fund                          A, B, I, II



Accepted:


The Variable Annuity Life Insurance Company


By:
       -------------------------
Name:  John A. Graf
       -------------------------
Its:   President
       -------------------------



Automated Business Development Corporation


By:
       -------------------------
Name:
       -------------------------
Its:
       -------------------------